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                                                                   EXHIBIT 10.51


                                                               February 14, 2001

Brian Krause
1984 Encore Court
Ann Arbor, Michigan  48103


Dear Brian,

     On behalf of Esperion Therapeutics, Inc. (the "Company"), I am pleased to offer you a position with the Company. The following is an outline of the terms of this offer:

1. The position offered is that of Vice President, in the department of Pharmacology.

2. You shall be paid an initial monthly salary of $11,667.00 plus a bonus of up to 20% of base salary. The right to receive a bonus for the first year of employment or portion thereof for which the Company pays bonuses is dependent on continued employment during that period. The magnitude of the bonus, if any, will be determined, based upon achievement of a series of mutually agreed upon performance objectives/milestones. A proposed series of objectives/milestones will be developed between you and your supervisor.

3. A benefits package will be provided to you which is equivalent to that offered to other similarly situated employees with the Company.

4. Subject to meeting eligibility requirements, we intend to grant to you an option to purchase up to 80,000 shares of the Company's common stock under one of the Company's equity compensation plans, subject to the approval of our Board of Directors. The option grant will become effective on the date of such approval, and will have an exercise price that will be equal to or greater than the fair market value of a share of our stock on the date of such approval, as determined by the Board of Directors. The terms and conditions of the option, along with the period during which the option will become exercisable, will be set forth in a Stock Option Agreement that you will be required to execute.

5. You will be required to execute the Company's standard forms of Non-Competition, as well as Confidentiality and Assignment Agreement.

     If the terms of this offer are acceptable to you, please so indicate by executing in the space provided below and fax to 734-622-8333, as well as mail (an original copy) to the Company. Please respond to this offer within two weeks from the date hereof. After this date (i.e. after February 28, 2001), this offer may be withdrawn at the discretion of the Company.

     Welcome to Esperion Therapeutics! We look forward to working with you to bring new medicines to a world of unmet medical needs.

                                Sincerely,

                                /s/ Tim Mayleben

                                Tim Mayleben
                                Vice President, Finance and Administration & CFO
AGREED AND ACCEPTED:

/s/ Brian R. Krause      2-20-01
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